EXHIBIT 99.1

Allied Nevada Gold Corp. 9600 Prototype Court Reno, NV 85921 USA

Allied Nevada Gold Corp. Announces C$100 Million

Public Offering

RENO, NEVADA – August 13, 2009 – Allied Nevada Gold Corp. (TSX:ANV) (AMEX:ANV) (“Allied Nevada” or the “Company”) announced today that it has entered into an agreement with a syndicate of underwriters co-led by GMP Securities L.P. and Genuity Capital Markets and including Cormark Securities Inc., Dundee Securities Corporation and RBC Capital Markets (collectively, the “Underwriters”), under which the Underwriters have agreed to purchase, on a bought deal basis, 11,150,000 shares of common stock of the Company (“Common Shares”) at a price of C$9.00 per Common Share, for aggregate gross proceeds of approximately C$100,350,000.

The Common Shares will be offered in all of the provinces of Canada (other than the Province of Quebec) by way of a prospectus supplement to the Company’s base shelf prospectus dated August 12, 2009, and in the United States by way of a prospectus supplement to the Company’s shelf registration statement filed with the United States Securities and Exchange Commission (the “SEC”). The Common Shares will also be offered on a private placement basis in certain jurisdictions outside of Canada and the United States.

The Company intends to use the net proceeds of the offering for exploration and general corporate purposes. Closing of the offering is expected to occur on or about August 31, 2009, and is subject to all necessary regulatory approvals, including the approval of the Toronto Stock Exchange and the NYSE AMEX.

A copy of the prospectus supplement relating to the offering will be available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Alternatively, copies of the prospectus supplement may be obtained by contacting GMP Securities L.P. Attn: Equity Capital Markets, 145 King St. W., Suite 300, Toronto, ON M5H 1J8, email your request to ecm@gmponline.com or fax your request to 416-943-6134.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT ALLIED NEVADA GOLD CORP.

Allied Nevada is a U.S.-based gold mining company which operates the wholly owned Hycroft mine, located near Winnemucca, Nevada. Based on current life of mine plans, the Hycroft mine is expected to reach “steady-state” production rates by the end of the third quarter, 2009. Allied Nevada will focus 2009 exploration efforts on upgrading current mineral resources, expanding the resource base and continuing to assess the economic potential of the sulfide mineralization that has been identified. In addition to the Hycroft mine, the Company has six properties which have reported other mineralized material and more than 100 other early stage exploration properties. On an ongoing basis, the Company evaluates its exploration portfolio to determine ways to increase the value of these properties.

Cautionary Statement Regarding Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections including, but not limited to, Allied Nevada’s intention to conduct a public offering of shares of its common stock. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the inability to manage successfully and complete the public offering; adverse changes in economic and/or market conditions generally; risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks relating to fluctuations in the price of gold; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with the Hycroft mine and other activities; and availability and timing of capital for financing the planned reactivation of the Hycroft mine including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. Allied Nevada does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com

Announces C$100 Million Public Offering 2